SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 17, 2008

MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 271-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

On July 17, 2008, the Registrant issued a press release announcing its financial results for the fiscal quarter ended June 30, 2008.  A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Meridian’s Board of Directors adopted amendments to its Amended Code of Regulations effective July 17, 2008.

Article II, Section 5(a) (Shareholder Proposals) and Article III Section 2(a) (Election of Directors) of the Amended Code of Regulations require shareholders intending to make a director nomination or bring other business at a shareholder meeting to have provided the Company advance written notice of such nominations or business, generally 90 days before the meeting.

The Amended Code of Regulations (i) provide that they apply to all shareholder nominations and proposals of business and (ii) expand the required disclosure regarding the shareholders making such proposals or nominations to include, among other things, hedges, economic incentives and rights to vote any shares of any security of the Company.

The Amended Code of Regulations, and a copy marked to show changes from the prior version of Amended Code of Regulations, are included as Exhibits 3.2(i) and 3.2(ii), respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The foregoing summary of the amendments is qualified in its entirety by reference to the specific provisions thereof.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits:

     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.2 (i)	Amended Code of Regulations, as amended July 17, 2008
3.2(ii)	Amended Code of Regulations marked to show amendments as of July 17, 2008.
99	Press Release dated July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: July 23, 2008	By:	/s/ Melissa A. Lueke
Melissa A. Lueke
Vice President and Chief Financial Officer
(Principal Accounting Officer)